Exhibit 10.16

[***] Text omitted pursuant to Item

601(a)(6) of Regulation S-K

October 19, 2020

Narayan Prabhu, CPA

[***]

Re:               Offer of Employment by Reviva Pharmaceuticals, Inc.

Dear Narayan:

I am very pleased to confirm our offer to you of the position of Chief Financial Officer of Reviva Pharmaceuticals, Inc. (the “Company”), effective upon and subject to the Closing (as defined below). As you know, the Company, is a party to an Agreement and Plan of Merger, dated as of July 20, 2020, with Tenzing Acquisition Corp. (“Tenzing”) and certain other parties, pursuant to which the Company will become a wholly-owned subsidiary of Tenzing upon the closing (the “Closing”) of the merger described in such agreement. If the Closing does not occur on or prior to December 28, 2020, the offer described in this letter shall be deemed void ab initio and this letter agreement shall have no further force or effect.

At or following the Closing, the Company may unilaterally assign this letter to Tenzing in which case you shall be employed as Chief Financial Officer of Tenzing and all references herein to the “Company” shall be deemed to refer to Tenzing.

This letter outlines the terms and conditions of your employment offer.

1.                  Duties. Your duties and responsibilities shall be those duties and responsibilities typical of a chief financial officer of a publicly traded company of the Company’s size, and such other duties and responsibilities for the Company and its subsidiaries consistent with such position as are assigned to you by the Company’s Chief Executive Officer or the board of directors of the Company (the “Board”). Your principal place of employment will be the Company’s principal executive office (currently located in Cupertino, California); provided that you may be required to travel on Company business from time to time. You will be required to devote substantially all of your business time and attention to the performance of your duties and you may not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board. Your position is classified as exempt from the state and federal wage and hour laws, so you will not be eligible to receive overtime pay.

2.                  Starting Salary. Your starting salary will be Two-Hundred-Seventy-Five Thousand dollars ($275,000) per year, payable in accordance with the Company’s normal payroll practices, subject to withholding and applicable deductions and will be subject to periodic review.

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

3.                  Bonuses. You may be awarded bonuses from time to time in the discretion of the Board.

4.                  Stock Options. We will recommend to the Board that you be granted a stock option (the “Option”) under our 2020 Equity Incentive Plan (the “Plan”) to purchase up to Fifty Thousand (50,000) shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant, as determined by the Board (or an appropriate committee thereof). The Option will vest (become exercisable) at the rate of twenty-five percent (25%) of the shares subject thereto upon the one year anniversary of your employment with the Company, and as to an additional 2.0833% of the shares subject to the Option on the last day of each month thereafter, provided that you remain employed by the Company on each such vesting date. The grant of such Option is subject to approval of the Board. The Option will be subject to the terms of the Plan and the Company’s form of grant agreement evidencing the terms and conditions of the Option. You will also be eligible to receive from time to time such additional equity grants or awards, if any, pursuant to the terms of the Plan (or any successor plan as may be in place from time to time) as may be approved by the Board (or an appropriate committee thereof). Such grants or awards will be subject to the terms and conditions of the Plan (or any successor plan as may be in place from time to time) and such other terms and conditions as the Board (or an appropriate committee thereof) in its discretion may establish.

5.                  Benefits. You will be eligible to participate in such health insurance and other employee benefit plans established by the Company, subject to the terms of such plans, on a basis which is no less favorable than is provided to other senior executives of the Company from time to time. The Company reserves the right to change or otherwise modify, in its sole discretion, the preceding terms of employment. You will be entitled to up to twenty (20) paid vacation days per calendar year in accordance with the Company’s vacation policies, as in effect from time to time. You will receive other paid time-off for holidays and sick leave in accordance with the Company’s policies for executive officers as such policies may exist from time to time.

6.                  Confidentiality.

(a)   For purposes of this letter, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company Group in confidence. The term “Company Group” shall mean, for purposes of this letter, the Company and its parent companies, affiliates, subsidiaries, partners, and limited partners.

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

(b)   You understand that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

(c)   You understand and agree that Confidential Information includes information developed by you in the course of your employment by the Company as if the Company furnished the same Confidential Information to you in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to you; provided that, such knowledge of the public is through no direct or indirect fault of you or person(s) acting on your behalf.

(d)   You agree and covenant: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group except as required in the performance of your authorized employment duties to the Company or with the prior consent of a majority of the Board in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company Group, except as required in the performance of your authorized employment duties to the Company or with the prior consent of the Board. in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order, provided that you use reasonable efforts to give the Company notice of its disclosure so that the Company at its own expense can seek to avoid or narrow the disclosure required.

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

(e)   In the event of a breach or threatened breach by you of the terms of this section, you consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

(f)    You acknowledge receipt of the following notice under the Defend Trade Secrets Act: (a) An individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if he (i) makes such disclosure in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) such disclosure was made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; and (b) further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order. Nothing contained herein will waive, limit or affect any rights of the Company under any applicable trade secrets laws, including Defend Trade Secrets Act of 2016, which will be enforceable separate and apart from this letter.

7.                  Proprietary Rights.

(a)      You acknowledge and agree that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by you individually or jointly with others during the period of his/her employment by the Company and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by you for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), mask works, and rights in data and databases, (d) trade secrets, know-how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company. The assignment provisions in this section shall apply only to “Employer Inventions” as defined herein and shall not apply to any invention covered by Section 2870 of the California Labor Code, a copy of which is annexed hereto as Exhibit “A” Employer Inventions shall mean any Invention that meets any one of the following criteria:

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

(i)        Relates, at the time of conception or reduction to practice of the Invention to: (A) the Company’s business, project or products, or to the manufacture or utilization thereof; or (B) the actual or demonstrably anticipated research or development of the Company.

(ii)       Results from any work performed directly or indirectly by you for the Company.

(iii)      Results, at least in part, from your use of the Company’s time, equipment, supplies, facilities or trade secret information.

(iv)     Provided, however, that an Employer Invention shall not include any Invention which is developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information, and which is not related to the Company’s business (either actual or demonstrably anticipated), and which does not result from work performed for the Company.

For purposes of this letter, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, agreements, documents, contracts, terms of agreements, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, results, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, client information, customer lists, client lists, manufacturing information, marketing information, advertising information, and sales information.

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

(b)           You acknowledge that, by reason of being employed by the Company, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is "work made for hire" as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, you hereby irrevocably assign to the Company, for no additional consideration, your entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this letter.

(c)            During and after your employment, you agree to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. You hereby irrevocably grant the Company power of attorney to execute and deliver any such documents on your behalf in your name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if you do not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by your subsequent incapacity.

(d)           You understand that this letter does not, and shall not be construed to, grant you any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to you by the Company.

8.                  Security and Access. You agree and covenant (a) to comply with all Company security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company Group intranet, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company Group facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (b) not to access or use any Facilities and Information Technology Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of your employment by the Company, whether termination is voluntary or involuntary. You agree to notify the Company promptly in the event you learn of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company Group property or materials by others.

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

9.                  At Will Employment. While we look forward to a long and profitable relationship, should you decide to accept our offer, you will be an at-will employee of the Company, which means the employment relationship can be terminated by either of us for any reason, at any time, with or without prior notice and with or without cause. Any statements or representations to the contrary (and, indeed, any statements contradicting any provision in this letter) should be regarded by you as ineffective. Further, your participation in any stock option or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. Any modification or change in your at will employment status may only occur by way of a written employment agreement signed by you and the Chief Executive Officer of the Company.

10.                Exit Obligations. Upon (a) voluntary or involuntary termination of your employment or (b) the Company's request at any time during your employment, you shall (i) provide or return to the Company any and all Company Group property, including keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, pagers, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Company Group documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in your possession or control, whether they were provided to you by the Company Group or any of its business associates or created by you in connection with your employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in your possession or control, including those stored on any non-Company Group devices, networks, storage locations, and media in your possession or control.

11.                Authorization to Work. Please note that because of employer regulations adopted in the Immigration Reform and Control Act of 1986, within three (3) business days of starting your new position you will need to present documentation demonstrating that you have authorization to work in the United States. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, you may contact our personnel office.

12.               Arbitration. You and the Company agree to submit to mandatory binding arbitration any and all claims arising out of or related to your employment with the Company and the termination thereof, including, but not limited to, claims for unpaid wages, wrongful termination, torts, stock or stock options or other ownership interest in the Company, and/or discrimination (including harassment) based upon any federal, state or local ordinance, statute, regulation or constitutional provision except that each party may, at its, his or her option, seek injunctive relief in court related to the improper use, disclosure or misappropriation of a party’s proprietary, confidential or trade secret information. All arbitration hearings shall be conducted in Santa Clara County, California. This letter does not restrict your right to file administrative claims you may bring before any government agency where, as a matter of law, the parties may not restrict the employee’s ability to file such claims (including, but not limited to, the National Labor Relations Board, the Equal Employment Opportunity Commission and the Department of Labor). However, the parties agree that, to the fullest extent permitted by law, arbitration shall be the exclusive remedy for the subject matter of such administrative claims. The arbitration shall be conducted through JAMS before a single neutral arbitrator, in accordance with the JAMS employment arbitration rules then in effect. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based.

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

13.               Background Check.  This offer is contingent upon a satisfactory verification of criminal, education, driving and/or employment background.  This offer can be rescinded based upon data received in the verification.

14.                Entire Agreement. This offer, once accepted, constitutes the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior offers, negotiations and agreements, if any, whether written or oral, relating to such subject matter. You acknowledge that neither the Company nor its agents have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this agreement for the purpose of inducing you to execute the agreement, and you acknowledge that you have executed this letter in reliance only upon such promises, representations and warranties as are contained herein.

15.               Acceptance. This offer will remain open until October 30, 2020. If you decide to accept our offer, and I hope you will, please sign the enclosed copy of this letter in the space indicated and return it to me. Your signature will acknowledge that you have read and understood and agreed to the terms and conditions of this offer letter and the attached documents, if any. Should you have anything else that you wish to discuss, please do not hesitate to call me.

We look forward to the opportunity to welcome you to the Company.

Very truly yours,

/s/ Laxminarayan Bhat
Laxminarayan Bhat, PhD,
President and CEO

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

I have read and understood this nine page letter and hereby acknowledge, accept and agree to the terms as set forth above and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Narayan Prabhu	Date signed:	10/20/2020
Narayan Prabhu

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com

Employment Offer

Exhibit B

West's Ann.Cal.Labor Code § 2870

§ 2870. Employment agreements; assignment of rights

 (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or his rights in an invention to his or his employer shall not apply to an invention that the employee developed entirely on his or his own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

 (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

 (2) Result from any work performed by the employee for the employer.

 (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

 Credits  (Added by Stats.1979, c. 1001, p. 3401, § 1. Amended by Stats.1986, c. 346, § 1; Stats.1991, c. 647 (S.B.879), § 5.)

Reviva Pharmaceuticals, Inc.

19925 Stevens Creek Blvd., Suite 100, Cupertino, CA 95014, USA

(408) 501.8881 (phone) ½ (408) .904.6270 (fax)

www.revivapharma.com